EXHIBIT 4.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               ANTS SOFTWARE INC.

         The undersigned, Boyd Pearce, hereby certifies that:

         ONE: He is the Chief Executive Officer of ANTs software inc., a Delaware corporation (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 6, 2000. Amended and Restated Certificates of Incorporation were filed with the Secretary of State of the State of Delaware on November 16, 2000 and May 19, 2003. The Corporation was originally incorporated in the State of Delaware under the name "ANTs software.com, Inc."

         TWO: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation of this Corporation is amended and restated to read in full as follows:

                                    ARTICLE I

                  The name of the corporation is ANTs software inc.

                                   ARTICLE II

                  The address of the Corporation's registered office in the State of Delaware is 615 South Dupont Highway, Dover, DE 19901, County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.

                                   ARTICLE III

                  The purpose for which the Corporation is organized is to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                  (A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares, which the Corporation is authorized to issue, is Two Hundred Fifty Million (250,000,000). Two Hundred Million (200,000,000) shares shall be Common Stock, each share with a par value of $0.0001, and Fifty Million (50,000,000) shares shall be Preferred Stock, each share with a par value of $0.0001.

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                  (B) Rights,  Preferences and  Restrictions of Preferred Stock.
The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to create, fix and alter the rights, preferences, privileges and restrictions granted to or imposed upon series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Designation or the corporation's Amended and Restated Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    ARTICLE V

                  (A) Limitation of Director Liability. To the fullest extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be liable to the Corporation or its stockholders for any monetary damages for conduct as a director. Neither any amendment to or repeal of this Certificate or amendment to the Delaware General Corporations Law nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Certificate shall adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  (B) Indemnification. To the fullest extent not prohibited by law, the Corporation: (i) shall indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director of the Corporation, and (ii) may indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the Corporation, or a fiduciary (within the meaning of the Employee Retirement Income Security Act of 1974), with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent of, or as a fiduciary (as defined above) of an employee benefit plan of, another corporation, partnership, joint venture, trust or other enterprise. This Certificate shall not be deemed exclusive of any other provision for the indemnification of directors, officers, employees, or agents that may be included in any statute, bylaw, agreement, resolution of shareholders or directors or otherwise, both as to action in any official capacity and action in any other capacity while holding office, or while an employee or agent of the Corporation.

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                                   ARTICLE VI

                  In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE VII

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

         THREE: This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         FOUR: This Amended and Restated Certificate of Incorporation was duly adopted by the vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         FIVE: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Boyd Pearce, its duly authorized officer, on this 10th day of May, 2006, and the foregoing facts stated herein are true.



                                            By:     /s/ Boyd Pearce
                                                --------------------------------
                                                Boyd Pearce,
                                                Chief Executive Officer

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